SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 26, 2005 (May 25, 2005)

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue Overland Park, Kansas 66202
(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000
(Registrant’s telephone number, including area code)

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01:                                   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In connection with the resignation of Keith A. Tucker from his positions as Director, Chairman of the Board and Chief Executive Officer of the Company as described in Item 5.02 below, Waddell & Reed Financial, Inc. (the “Company”) and Mr. Tucker entered into a Consulting Agreement, effective as of May 25, 2005 (the “Consulting Agreement”).

The Consulting Agreement provides that Mr. Tucker will serve as an independent consultant of the Company for a term of eight years.  Pursuant to the terms of the Consulting Agreement, and subject to confidentiality, non-competition, and mutual non-disparagement provisions therein, Mr. Tucker agrees to provide a certain number of hours of managerial and advisory service over the term of the Consulting Agreement.  In exchange for those services and covenants, Mr. Tucker will receive a payment of $3 million following the expiration of the required seven day revocation period and $375,000 per year thereafter; a pro rata distribution of his 2005 cash incentive award; one-time participation in the Company’s Stock Option Restoration Program in August 2005; distribution of the accrued balance in Mr. Tucker’s Supplemental Executive Retirement Plan account; accrued and unpaid salary; accrued and unused vacation pay; medical benefits for him and his spouse; and, subject to certain limitations, office and support staff expenses.  In accordance with the terms of the Consulting Agreement, Mr. Tucker’s previously granted 198,189 shares of restricted Company Class A common stock will continue to vest in accordance with the original terms of the applicable vesting schedules.  The Consulting Agreement will terminate upon Mr. Tucker’s disability (as defined therein) or death, and may be terminated by the Company for cause (as defined therein) or by Mr. Tucker upon a material breach by the Company if uncured for 15 days or more after written notice thereof.  The Company anticipates a pre-tax charge to earnings for second quarter 2005 of approximately $3.6 million to account for compensation and benefits under the Consulting Agreement.  Additional charges will be recorded annually in accordance with the Consulting Agreement, including the vesting of restricted stock.  In conjunction with Mr. Tucker’s resignation, the Company will also incur a pre-tax charge of approximately $2.2 million for equity compensation awards – $1.4 million (unassociated with the Consulting Agreement) relating to certain stock options for which vesting had previously been accelerated, and the remaining balance taken to reflect a change in the amortization of restricted stock from the straight-line method to a ratable method due to the change in Mr. Tucker's employment status.  Non-cash amortization of the remaining amounts associated with unvested restricted stock of $2.7 million will be expensed as follows:  $0.8 million through the remainder of 2005, $1.1 million in 2006, $0.6 million in 2007, and $0.2 million in 2008.

In connection with the Consulting Agreement, the Company and Mr. Tucker entered into a Mutual Release, providing a broad mutual release of possible claims by both Mr. Tucker and the Company, effective May 25, 2005 (the “Release”).  The foregoing descriptions of the Consulting Agreement and the Release are qualified in their entirety by reference to the Consulting Agreement and Release, copies of which are attached to this report as Exhibits 10.1 and 10.2, respectively.

In connection with Alan W. Kosloff’s appointment as the Chairman of the Board of the Company as described in Item 5.02 of this report, Mr. Kosloff will receive compensation as described in Item 5.02, which description is incorporated by reference into this Item 1.01.

ITEM 1.02:                                   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In connection with the resignation of Keith A. Tucker from his positions as Director, Chairman of the Board and Chief Executive Officer of the Company as described in Item 5.02 of this report, the Board of Directors (the “Board”) terminated, effective May 25, 2005, Mr. Tucker’s Change in Control Agreement dated December 18, 2001 (the “Change in Control Agreement”).  Under the Change in Control Agreement, Mr. Tucker would have been entitled to receive specified payments and other benefits following a “change in control” as defined in the Change in Control Agreement.

ITEM 5.02:           DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As announced on May 25, 2005, Keith A. Tucker resigned from his positions as Director, Chairman of the Board and Chief Executive Officer of the Company, effective May 25, 2005.  Please see Item 1.01 for a description of the terms of Mr. Tucker’s Consulting Agreement.

Also as announced on May 25, 2005, Henry J. Herrmann, President, Chief Investment Officer and a Class III Director of the Company, was appointed as the Chief Executive Officer of the Company and resigned as President of the Company, effective May 25, 2005.  The Board has made the decision to leave the office of President vacant for the time being.  Mr. Herrmann has been a Director and President of the Company since March 1998 and Chief Investment Officer of the Company since March 1987.  He is also a Director of the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds, Inc. W&R Target Funds, Inc., and Waddell & Reed InvestEd Portfolios, Inc. and a Trustee of the Ivy Funds portfolio, all of which are mutual funds managed by the Company.  Mr. Herrmann’s term on the Board expires in 2007.

Finally, as announced on May 25, 2005, Alan W. Kosloff, a Class I Director of the Company, was appointed as the Chairman of the Board of the Company, effective May 25, 2005.  Pursuant to the Company’s Bylaws, Mr. Kosloff will serve as Chairman of the Executive Committee of the Board.  As compensation for service as the Chairman of the Board, in addition to standard meeting fees provided to all directors, Mr. Kosloff will receive an annual retainer of $100,000 and 7,500 shares of restricted Company Class A common stock, both of which will be pro rated for 2005 service.

ITEM 5.03:                                 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 25, 2005, the Board approved amendments to the Company’s Amended and Restated Bylaws.  These amendments include the removal of notice provisions in Article II, Section 2 that were applicable only to the 2003 annual meeting of stockholders; amendments to Article III, Section 6(c) and Article V, Sections 1, 2, 4, 5, 6 and 7 to reflect conforming amendments separating the duties of Chairman of the Board and Chief Executive Officer in conjunction with the appointment of an independent Chairman of the Board discussed above; the adoption of Article III, Section 11 regarding emeritus members of the Board; and amendments to Article V, Sections 1, 5 and 6 and Article VI, Section 1 to eliminate certain offices in conjunction with recent changes in Delaware corporate law.  The foregoing summary of the amendments to the Amended and Restated Bylaws is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws, a copy of which is attached to this report as Exhibit 3.1.

ITEM 8.01:                                   OTHER EVENTS

The Company is furnishing the Securities and Exchange Commission with a copy of a press release issued by the Company on May 25, 2005, which is included herewith as Exhibit 99.1.

ITEM 9.01:                                   FINANCIAL STATEMENT AND EXHIBITS

(c)	Exhibits.

	3.1	Waddell & Reed Financial, Inc. Amended and Restated Bylaws

	10.1	Consulting Agreement dated May 25, 2005 by and between Waddell & Reed Financial, Inc. and Keith A. Tucker

	10.2	Mutual Release dated May 25, 2005 by and between Waddell & Reed Financial, Inc. and Keith A. Tucker

99.1

Press Release dated May 25, 2005 titled “Waddell & Reed Financial, Inc. Announces Executive Management Changes” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: May 26, 2005	By:	/s/ Daniel P. Connealy
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Waddell & Reed Financial, Inc. Amended and Restated Bylaws

10.1	Consulting Agreement dated May 25, 2005 by and between Waddell & Reed Financial, Inc. and Keith A. Tucker

10.2	Mutual Release dated May 25, 2005 by and between Waddell & Reed Financial, Inc. and Keith A. Tucker

99.1

Press Release dated May 25, 2005 titled “Waddell & Reed Financial, Inc. Announces Executive Management Changes” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended).